UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

EON RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EONR	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	EONR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2026, EON Resources, Inc. (the “Company”), received an official notice of noncompliance (the “Notification”) from NYSE Regulation stating that the Company is not in compliance with NYSE American LLC (“NYSE American”) continued listing standards due to the failure to timely file the Company’s Form 10-K for the year ended December 31, 2025 (the “Annual Report”) by the filing due date of April 15, 2026.

In accordance with Section 1007 of the NYSE American Company Guide, the Company will have until October 15, 2026 (the “Initial Cure Period”), to file the Annual Report with the Securities and Exchange Commission (the “SEC”). If the Company fails to file the Annual Report during the Initial Cure Period, NYSE American may, in its sole discretion, provide an additional six-month cure period (the “Additional Cure Period”). The Company can regain compliance with NYSE American’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Annual Report and any subsequent delayed filings with the SEC.

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on April 2, 2024 (the “Form 12b-25”), the Company was unable to file the Annual Report within the prescribed period because additional time, resources and effort are required to complete work related to its financial reporting and close procedures. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of such procedures but was unable to file the Annual Report by April 15, 2026, the end of the extension period provided by the Form 12b-25. The Company requires additional time to complete such procedures.

The Notification has no immediate effect on the listing of the Company’s securities on NYSE American. The Company is working diligently to complete the necessary work to file the Annual Report as soon as practicable and currently expects to file the Annual Report within the Initial Cure Period granted by the NYSE American; however, there can be no assurance that the Annual Report will be filed within the Initial Cure Period or any Additional Cure Period. There can also be no assurance that the Company will be able to regain compliance with the listing standards discussed above or remain in compliance with all other applicable NYSE American listing standards.

Item 7.01. Regulation FD Disclosure.

On April 22, 2026, the Company issued a press release announcing its receipt of the Notification from NYSE American. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, the Company can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the Company’s expectations related to filing of the Annual Report and the Company’s ability to regain and maintain compliance with NYSE American rules. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others, the finalization of the Company’s 2025 fiscal year end financial statements. These and other factors are described in greater detail under the “Risk Factors” heading of the Company’s documents filed from time to time on EDGAR (see www.edgar-online.com) and with the Securities and Exchange Commission (see www.sec.gov). All information provided in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K, and any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. The Company undertakes no duty to update this information unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2026	EON Resources Inc.

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer

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